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                                                            Exhibit 21.3

                            LIST OF SUBSIDIARIES OF
                      HOME SHOPPING NETWORK, INC. (HOLDCO)
                             A DELAWARE CORPORATION

                                                        PLACE OF
SUBSIDIARY                                            INCORPORATION

Exception Management Services LP. . . . . . . . . . .   Delaware
Home Shopping Network en Espanol. . . . . . . . . . .   Delaware
Home Shopping Club, LP. . . . . . . . . . . . . . . .   Delaware
  d/b/a Home Shopping Club
              Telemation
              Spree
              Home Shopping Spree
              HSN
              HSN Spree
              HSC Spree
              Home Shopping Network
              Home Shopping Direct
Home Shopping Network GmbH. . . . . . . . . . . . . .   Germany
HSN Capital LLC.. . . . . . . . . . . . . . . . . . .   Delaware
HSN Direct LLC. . . . . . . . . . . . . . . . . . . .   Delaware
HSN General Partner LLC.. . . . . . . . . . . . . . .   Delaware
HSN Holdings, Inc.  . . . . . . . . . . . . . . . . .   Delaware
HSN of Nevada LLC.. . . . . . . . . . . . . . . . . .   Delaware
HSN Fulfillment LLC.. . . . . . . . . . . . . . . . .   Delaware
  d/b/a       Home Shopping Network Outlet
              Home Shopping Network Outlet of Tampa
              HSN Wholesale Liquidation
              Designer Direct
              Home Shopping Values
              Private Showing - Jewelry Values By Mail
              HSN Media Merchandise
              Home Shopping By Mail
HSN-SBS Italia S.p.A. . . . . . . . . . . . . . . . .   Italy
HSN Travel LLC. . . . . . . . . . . . . . . . . . . .   Delaware
HSN Realty LLC. . . . . . . . . . . . . . . . . . . .   Delaware
Internet Shopping Network LLC.  . . . . . . . . . . .   Delaware
MarkeTech Services, Inc.. . . . . . . . . . . . . . .   Delaware
National Call Center LP.. . . . . . . . . . . . . . .   Delaware
USANi Sub LLC.. . . . . . . . . . . . . . . . . . . .   Delaware
Vela Research LP. . . . . . . . . . . . . . . . . . .   Delaware
  d/b/a       Bay Consulting
              Vela
Vela Research Holdings LLC. . . . . . . . . . . . . .   Delaware

Less than 50% ownership:
         Body By Jake Enterprises LLC
         Jupiter Shop Channel Co. Ltd  (Japan)
USANi LLC.. . . . . . . . . . . . . . . . . . . . . .   Delaware
USAi Sub Inc. . . . . . . . . . . . . . . . . . . . .   Delaware
USA Networks Holdings, Inc. . . . . . . . . . . . . .   Delaware

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USA Networks Partner LLC. . . . . . . . . . . . . . .   Delaware
USA Network (NY General Partnership) . . . . . . . .    New York
New-U Studios Holdings, Inc.. . . . . . . . . . . . .   Delaware
New-U Studios, Inc. . . . . . . . . . . . . . . . . .   Delaware
New-U Pictures Facilities LLC.. . . . . . . . . . . .   Delaware
Studios USA Development LLC.. . . . . . . . . . . . .   Delaware
Studios USA First-Run Television LLC. . . . . . . . .   Delaware
Studios USA LLC.. . . . . . . . . . . . . . . . . . .   Delaware
Studios USA Pictures Development LLC. . . . . . . . .   Delaware
Studios USA Pictures LLC. . . . . . . . . . . . . . .   Delaware
Studios USA Reality Television LLC. . . . . . . . . .   Delaware
Studios USA Talk Television LLC.. . . . . . . . . . .   Delaware
Studios USA Talk Video LLC. . . . . . . . . . . . . .   Delaware
Studios USA Television Distribution LLC.. . . . . . .   Delaware
Studios USA Television LLC. . . . . . . . . . . . . .   Delaware
Studios USA Talk Productions LLC. . . . . . . . . . .   Delaware
Studios USA Music Publishing LLC. . . . . . . . . . .   California
Studios USA Canada Productions, Inc.. . . . . . . . .   Delaware
Talk Video Productions LLC. . . . . . . . . . . . . .   Delaware
Fareholm Productions Ltd. . . . . . . . . . . . . . .   Ontario
Music of Studios USA LCC. . . . . . . . . . . . . . .   California